Exhibit 10.1

PGIM Private Credit Fund

SUB-SUBADVISORY AGREEMENT

Agreement made as of this 24th day of April, 2025 between PGIM, Inc. (the Subadviser or PGIM), a New Jersey corporation, on behalf of itself and PGIM Private Capital (PPC), the private credit arm of PGIM, and Deerpath Capital Management, LP, a Delaware limited partnership (Deerpath).

WHEREAS, PGIM Investments LLC (PGIM Investments or the Manager) entered into a Management Agreement (the Management Agreement) dated May 5, 2023, as amended, with PGIM Private Credit Fund, a Delaware Statutory Trust (the Fund) and non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PGIM Investments acts as the Manager of the Fund; and

WHEREAS, the Manager, acting pursuant to the Management Agreement, entered into a Subadvisory Agreement (the Subadvisory Agreement), dated May 5, 2023, as amended, with the Subadviser to provide investment advisory services to the Fund and to manage such portion of the Fund as the Manager shall from time to time direct (for clarity, the term “Subadviser” as used in this Agreement shall refer and apply to PGIM solely with regards to PPC,); and

WHEREAS, the Subadviser, acting pursuant to the Subadvisory Agreement, desires to delegate to Deerpath certain investment advisory services for the Fund as the Subadviser shall direct from time to time, and, in accordance with the terms hereof, Deerpath is willing to render such investment advisory services;

NOW, THEREFORE, the Parties agree as follows:

1. Powers and Duties of Deerpath. (a) Subject to the supervision of the Subadviser and Manager, Deerpath shall manage such portion of the Fund's portfolio as delegated to Deerpath by the Subadviser, including discretionary authority with respect to the purchase, retention and disposition thereof, in accordance with the Fund Documents (as defined below), consistent with Deerpath’s standard practices with respect to third-party client accounts, and subject to the following understandings:

(i) Deerpath shall provide supervision of the Fund's investments and shall determine from time to time what financial instruments and securities will be purchased, retained, and sold or loaned by the Fund. To facilitate Deerpath’s performance of its responsibilities, but subject to the restrictions contained herein and in the Fund Documents, the Subadviser, on behalf of the Fund in accordance with the terms of the Subadvisory Agreement, hereby delegates to Deerpath, and Deerpath hereby accepts, the power and authority to act on behalf of the Fund to effectuate investment decisions for the Fund, including without limitation the following: (A) to purchase investments and other assets on behalf of the Fund, (B) to manage, service, sell and otherwise dispose of investments for the Fund on an on-going basis, and in connection therewith, to issue orders and instructions to the Fund and the Subadviser with respect to such investments, (C) to retain, consult with and dismiss legal counsel, independent public accountants, independent valuation agents and other experts selected by Deerpath in respect of the Fund’s investments managed by Deerpath, (D) to exercise on behalf of the Fund all consent rights, voting rights (subject to such reasonable reporting and other requirements as shall be established by the Manager) and to make elections and other determinations relating to the management, service, funding and disposition of allocated investments, and (E) to enter into, make and perform all contracts, agreements and other undertakings in furtherance of, or as may in the opinion of Deerpath be reasonably necessary, required or appropriate to, the carrying out of the intentions, purposes and objectives of the foregoing duties and powers and provisions of this Agreement, in each case including the execution and delivery of all documents relating to any of the foregoing. If it is necessary or appropriate for Deerpath to make investments on behalf of the Fund through a special purpose vehicle established solely for the Fund for purposes of making any such investment, Deerpath shall, upon prior written notice to the Subadviser and the Manager, have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).

(ii) In the performance of its duties and obligations under this Agreement, Deerpath shall act in conformity with (A) the copies of the Declaration of Trust of the Fund, the Bylaws of the Fund, the Prospectus of the Fund, and the Fund’s

valuation procedures and any other procedures adopted by the Board of Trustees of the Fund (the Board) applicable to the Fund (and any amendments thereto) as provided to it by the Subadviser in accordance with this Section 2(ii) (collectively, as amended, updated or supplemented from time to time, the Fund Documents), (B) Deerpath’s standard practices with respect to third-party client accounts provided not in contravention of applicable law, rule or regulation or in conflict with Fund Documents and (C) the instructions and directions of the Manager, the Subadviser and of the Board delivered in conformity herewith and not in contravention of applicable law, rule or regulation; shall use its reasonable efforts to co-operate with the Manager’s and the Subadviser’s (or its designees’) personnel responsible for monitoring the Fund’s compliance; and shall conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, Deerpath shall, among other things, upon the request of the Manager or the Subadviser, prepare and file such reports as are, or may in the future be, required by the U.S. Securities and Exchange Commission (the Commission) and will assist the Subadviser and the Manager, as needed, with any required filings with the Commission that may be filed by the Subadviser and the Manager. Further to the foregoing, Deerpath and the Subadviser acknowledge that Deerpath is not the compliance agent for the Fund and does not have access to all of the Fund’s books and records necessary to perform certain compliance testing. Without limiting the preceding obligations of Deerpath, if the Manager notifies Deerpath that the Manager has determined, in its sole discretion, that the Fund assets managed by Deerpath are not in compliance with the Fund Documents, the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, Deerpath will promptly take action to bring such assets back into compliance, provided, however, that Deerpath’s action shall not, in and of itself, constitute an admission by Deerpath that the assets managed by Deerpath are not in compliance with such requirements. The Subadviser shall provide Deerpath timely with copies of any updated Fund Documents, and it is understood and agreed that, as of any time, only those documents that have been delivered by the Subadviser, the Manager, or the Fund, as applicable, to Deerpath, as of such time, in accordance with this Section 2(ii) shall constitute Fund Documents.

(iii) Deerpath shall determine the Fund’s financial instruments and securities to be purchased or sold and may place orders with or through such persons, brokers or dealers (including but not limited to any broker or dealer affiliated with the Manager, the Subadviser, or Deerpath) to carry out the policy with respect to brokerage as set forth in the Fund’s Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Fund with investment supervision, it is recognized that Deerpath will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, Deerpath may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which Deerpath’s other clients may be a party. The Manager, the Subadviser and Deerpath shall each have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Manager, the Subadviser or Deerpath) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager, the Subadviser, or Deerpath with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission. Pursuant to the rules promulgated under Section 326 of the USA Patriot Act, broker-dealers are required to obtain, verify and record information that identifies each person who opens an account with them. In accordance therewith, broker-dealers whom the Manager, the Subadviser or Deerpath selects to execute transactions in the Fund’s account may seek identifying information about the Fund.

On occasions when Deerpath deems the purchase or sale of a security or other financial instrument to be in the best interest of the Fund as well as other clients of Deerpath, Deerpath, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other financial instruments to be sold or purchased. In such event, allocation of the securities or other financial instruments so purchased or sold, as well as the expenses incurred in the transaction, will be made by Deerpath in the manner Deerpath considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv) Deerpath shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Board such periodic and special reports as the Trustees may reasonably request. Deerpath shall make reasonably available its employees and officers for consultation with any of the Subadviser or the Manager or the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities or other financial instruments.

(v) Deerpath or an affiliate shall provide the Fund's custodian (the Custodian) on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Subadviser and the Manager with such information upon reasonable request of the Subadviser and the Manager.

(vi) Deerpath acknowledges that the Manager and the Fund may rely on Rule l7a-10, Rule 10f-3, Rule 12d3-l and Rule 17e-l under the 1940 Act, and, if applicable, Deerpath hereby agrees that it shall not consult with any other subadviser to the Fund, including a subadviser to a portfolio of the Fund’s assets that is under common control with the Fund, with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets, except as permitted by the policies and procedures of the Fund.

(b) Deerpath shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by Deerpath under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) Deerpath shall keep the Fund's books and records required to be maintained by Deerpath pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to Deerpath's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 3la-1 and Rule 31a-4 under the 1940 Act or any successor regulation. Deerpath agrees that all records which it maintains for the Fund are the property of the Fund, and Deerpath will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that Deerpath may retain a copy of such records. Deerpath further agrees to preserve for the periods prescribed by Rule 3la-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph l(a) hereof.

(d) In connection with its duties under this Agreement, Deerpath agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), and other applicable state and federal regulations.

(e) Deerpath shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule l7j-l under the 1940 Act and Rule 204A-l under the Advisers Act, a copy of which shall be provided to the Manager and the Fund and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule l7j-l under the 1940 Act and Rule 204A-l under the Advisers Act) from violating its Code of Ethics. Deerpath shall follow such Code of Ethics in performing its services under this Agreement. Further, Deerpath represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, Deerpath represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by Deerpath and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which shall be provided to the Manager and the Fund upon reasonable request. Deerpath shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Manager for purposes of filing any required reports with the Commission or such other regulator having appropriate jurisdiction.

(f) Deerpath shall use furnish to the Subadviser and Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Subadviser or Manager, as applicable, may reasonably request.

(h) Deerpath acknowledges that it is responsible for providing the Manager with its views regarding whether market quotations are readily available for the Fund's portfolio securities, whether those market quotations are reliable for purposes of valuing the Fund's portfolio securities, and promptly notifying the Manager upon the occurrence of any significant event with respect to any of the Fund's portfolio securities in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff, subject to compliance with the

1940 Act, including Rule 2a-5 thereunder, and the Fund’s valuation policies and procedures. Upon reasonable request from the Manager, Deerpath (through a qualified person) will provide information to the valuation committee of the Fund or the Manager regarding the valuation of securities of the Fund as may be required from time to time, including making available information of which Deerpath has knowledge related to the securities being valued.

(i) Deerpath shall provide the Manager with any information reasonably requested regarding its management of the Fund's portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the Commission. Deerpath shall provide the Manager with any reasonable certification, documentation or other information reasonably requested or required by the Manager for purposes of the certifications of shareholder reports by the Fund's principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. Deerpath shall promptly inform the Fund and the Manager if Deerpath becomes aware of any information in the Prospectus that is (or will become) materially inaccurate or incomplete.

(j) Deerpath shall comply with the Fund Documents provided to Deerpath by the Subadviser, the Manager or the Fund. Deerpath shall notify the Manager and the Subadviser as soon as reasonably practicable upon detection of any material breach of such Fund Documents.

(k) Deerpath shall keep the Fund, the Manager and the Subadviser informed of developments relating to its duties as investment subadviser of which Deerpath has, or should have, knowledge that would materially affect the Fund. In this regard, Deerpath shall provide the Fund, the Manager, and their respective officers with such periodic reports concerning the obligations Deerpath has assumed under this Agreement as the Fund and the Manager may from time to time reasonably request. Additionally, prior to each Board meeting, Deerpath shall provide the Manager and the Board with reports regarding Deerpath's management of the Fund's portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by Deerpath, the Subadviser and the Manager. Deerpath shall certify quarterly to the Fund and the Manager that it and its "Advisory Persons" (as defined in Rule l7j-1 under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what Deerpath has done to seek to ensure such compliance in the future. Annually, Deerpath shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-l under the 1940 Act, concerning Deerpath’s Code of Ethics and compliance program, respectively, to the Fund and the Manager. Upon written request of the Fund or the Manager with respect to material violations of the Code of Ethics directly affecting the Fund, Deerpath shall permit representatives of the Fund or the Manager to examine reports (or summaries of the reports) required to be made by Rule 17j-l(d)(l) relating to enforcement of the Code of Ethics.

(1) For the avoidance of doubt, in performance of its duties and obligations under this Agreement, Deerpath shall not consult with any other subadviser to the Fund or a subadviser to a portfolio that is under common control with the Fund concerning transactions for the Fund, except as permitted by the policies and procedures of the Fund that have been delivered in writing to Deerpath. Deerpath shall not provide investment advice or guidelines monitoring to any assets of the Fund other than the assets managed by Deerpath.

(m) Deerpath shall only be required to allocate to the Fund its pro rata portion of the aggregate investments made by Deerpath’s third-party accounts and funds, based on available capital or in such other manner as Deerpath may determine is fair and equitable in light of the respective investment objectives and other circumstances of the Fund and such other accounts and funds, in each case in accordance with Deerpath’s allocation policy.

2. Responsibility of the Subadviser. (a) The Subadviser shall continue to have responsibility for all services to be provided to the Manager and the Fund pursuant to the Subadvisory Agreement and, as more particularly discussed above, shall oversee and review Deerpath's performance of its duties under this Agreement. The Subadviser shall provide (or cause the Custodian to provide) timely information to Deerpath regarding such matters as the composition of assets managed by Deerpath, cash requirements and cash available for investment in the Fund, and all other information as may be reasonably necessary for Deerpath to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of Deerpath).

(b) During the term of this Agreement, and solely to the extent that the Subadviser has received from the Manager, the Subadviser agrees to furnish Deerpath at its principal office, all Fund Documents and proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to Deerpath in any way, prior to use thereof and agrees to notify the Manager that any such information shall not be used if Deerpath reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to Deerpath hereunder by first-class or overnight mail, electronic mail or hand delivery.

(c) The Subadviser represents, warrants and covenants to Deerpath at all times during the term of this Agreement as follows:

(i) The Subadviser is registered as an investment adviser under the Advisers Act and shall maintain such registration during the term of this Agreement;

(ii) The Subadviser is duly organized and validly existing under the laws of the State of New Jersey with the power to carry on the business in which it currently engaged;

(iii) The execution, delivery and performance of this Agreement does not violate its organizational documents or any other agreement or other instrument to which the Subadviser is bound;

(iv) The Subadviser has the power, authority and legal right to execute, deliver and perform this Agreement and the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(v) This Agreement constitutes the legal, valid and binding obligations of the Subadviser enforceable against the Subadviser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law);

(vi) The Subadviser shall provide to Deerpath all information reasonably requested by Deerpath in order to comply with the provisions hereof, the 1940 Act, the Advisers Act and the regulations promulgated thereunder; and

(vii) The Subadviser understands, acknowledges and agrees that it is Deerpath’s policy to comply with anti-money laundering, embargo and trade sanctions, and similar laws, regulations, requirements (whether or not with force of law) and regulatory policies to which Deerpath is or may become subject and to interpret them broadly in favor of disclosure. The Subadviser hereby agrees to promptly provide additional information or take such other actions as may be reasonably necessary for Deerpath to comply with any such requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, in each case subject to applicable confidentiality obligations.

(d) Deerpath represents, warrants and covenants to the Subadviser that at all times during the term of this Agreement as follows:

(i) Deerpath is registered as an investment adviser under the Advisers Act and shall maintain such registration during the term of this Agreement;

(ii) Deerpath is duly organized and validly existing under the laws of the State of Delaware with the power to carry on the business in which it currently engaged;

(iii) The execution, delivery and performance of this Agreement does not violate its organizational documents or any other agreement or other instrument to which the Subadviser is bound;

(iv) Deerpath has the power, authority and legal right to execute, deliver and perform this Agreement and the transactions contemplated hereby, has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(v) This Agreement constitutes the legal, valid and binding obligations of Deerpath enforceable against Deerpath in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law);

(vi) Deerpath shall provide the Subadviser with all information reasonably requested by Deerpath in order to comply with the provisions hereof, the 1940 Act, the Advisers Act and the regulations promulgated thereunder; and

(vii) Deerpath understands, acknowledges and agrees that it is the Subadviser’s policy to comply with anti-money laundering, embargo and trade sanctions, and similar laws, regulations, requirements (whether or not with force of law) and regulatory policies to which the Subadviser is or may become subject and to interpret them broadly in favor of disclosure. Deerpath hereby agrees to promptly provide additional information or take such other actions as may be reasonably necessary for Deerpath to comply with any such requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, in each case subject to applicable confidentiality obligations.

3. Compensation. For the services provided pursuant to this Agreement, the Subadviser shall pay Deerpath as full compensation therefor, a portion of its subadvisory fee owed by the Manager pursuant to the Subadvisory Agreement and, as applicable, an incentive fee, in each case as agreed upon in writing by the Subadviser and Deerpath. Liability for payment of compensation by the Subadviser to Deerpath under this Agreement is contingent upon the Subadviser's receipt of payment from the Manager for subadvisory services described under the Subadvisory Agreement between the Subadviser and the Manager; provided that, notwithstanding anything to the contrary herein, any (a) expense caps or fee waivers for the Fund or the Manager and/or (b) amendments to fees that, in each case may be agreed to by the Manager or Subadviser, but not agreed to by Deerpath, shall not reduce the amount of, or effect the timing of payment of, compensation owed to Deerpath by the Subadviser.

4. Confidential Information. (a) Except as otherwise required by law, each party hereto agrees that all information provided pursuant to this Agreement, including, without limitation, any material non-public information with respect to any investment or potential investment, by each party is confidential and proprietary and each party shall not use such information (Confidential Information) for any purpose other than as permitted or required hereunder. Each party hereto agrees to take all reasonable measures, including, without limitation, measures taken by such party to safeguard its own confidential information, to prevent any disclosure of confidential information by affiliates, employees, agents, representatives, third parties, contractors or subcontractors and their respective employees, agents, or representatives. If either party hereto is directed or required by court order, subpoena or other legal or regulatory request or similar process to disclose confidential information, such party shall notify the other party in writing promptly upon receipt of such court order, subpoena, legal or regulatory request or similar process, in order to permit the other party to apply for an appropriate protective order or to take such other action as it deems appropriate. Notwithstanding anything herein to the contrary, with respect to information related to any investment received, directly or indirectly, from the portfolio company applicable to such investment, the Subadviser, the Manager and the Fund shall be permitted to disclose such information to the extent disclosure is not known by such of the Subadviser, the Manager or the Fund, as applicable, to be prohibited under the terms of the underlying agreements in respect of such investments.

(b) Deerpath certifies that (i) its treatment of Confidential Information is in compliance with applicable laws and regulations with respect to privacy and data security, and (ii) it has implemented and currently maintains effective written information security programs (the Information Security Program) including administrative, technical, and physical safeguards and other security measures necessary to (a) ensures the security and confidentiality of Confidential Information; (b) protects against any anticipated threats or hazards to the security or integrity of Confidential Information; and (c) protects against unauthorized access to, destruction, modification, disclosure or use of Confidential Information that could result in substantial harm or inconvenience to the Subadviser and the Manager, or to any person who may be identified by Confidential Information. Deerpath shall immediately notify the Subadviser and the Manager if Deerpath is in material breach of this Section. At the Subadviser’s request, Deerpath agrees to certify (in writing) to the Subadviser, its compliance with the terms of this Section.

(c) Deerpath shall notify the Subadviser, Manager or their respective agents of its respective designated primary security manager. The security manager will be responsible for managing and coordinating the performance of Deerpath’s obligations set forth in the Information Security Program and this Agreement.

(d) Deerpath shall review and, as appropriate, revise the Information Security Program at least annually or whenever there is a material change in Deerpath’s business practices that may reasonably affect the security, confidentiality or integrity of Confidential Information. During the course of providing the services, Deerpath may not alter or modify the Information Security Program in such a way that will weaken or compromise the security, confidentiality, or integrity of Confidential Information.

(e) Deerpath shall maintain appropriate access controls, including, but not limited to, limiting access to Confidential Information to the minimum number of Deerpath’s employees who require such access in order to provide the services to the Subadviser.

(f) Deerpath shall conduct periodic risk assessments to identify and assess reasonably foreseeable internal and external risks to the security, confidentiality, and integrity of Confidential Information; and evaluate and improve, where necessary, the effectiveness of its information security controls. Such assessments will also consider Deerpath’s compliance with the Information Security Program and the laws applicable to Deerpath.

(g) Deerpath shall conduct regular penetration and vulnerability testing of its information technology infrastructure and networks. If any testing detects any intrusions in any information technology systems processing, storing or transmitting any of the Confidential Information, Deerpath shall promptly report those findings to the Subadviser and the Manager.

(h) Deerpath shall notify the Subadviser and the Manager, promptly and without unreasonable delay, but in no event more than 48 hours of learning of any unauthorized access or disclosure, unauthorized, unlawful or accidental loss, misuse, destruction, acquisition of, or damage to Confidential Information which may have occurred or is under investigation (a Security Incident). Thereafter, Deerpath shall: (i) promptly furnish to the Subadviser and Manager full details of the Security Incident; (ii) assist and cooperate with the Subadviser, the Manager and their respective designated representatives in the investigation of Deerpath, its employees or third parties related to the Security Incident. Deerpath will provide the Subadviser and Manager with physical access to the facilities and operations affected, facilitate the Subadviser’s and/or Manager’s interviews with employees and others involved in the matter, and make available to the Subadviser and manager all relevant records, logs, files, and data; (iii) cooperate with the Subadviser and Manager in any litigation or other formal action against third parties deemed necessary by the Subadviser or Manager, as applicable to protect the rights of the Subadviser, Manager and/or the Fund; and (iv) take appropriate action to prevent a recurrence of any Security Incident.

(i) Upon the Subadviser’s reasonable request at any time during the term of this Agreement, Deerpath shall promptly provide the Subadviser with information related to Deerpath’s information security safeguards and practices.

(j) For the purpose of auditing Deerpath’s compliance with this Section, Deerpath shall provide to the Subadviser and Manager, at such times as reasonably agreed: (a) access to Deerpath’s information processing premises and records; (b) reasonable assistance and cooperation of Deerpath’s relevant staff; and (c) reasonable facilities at Deerpath’s premises.

5.
Third Parties. Deerpath will not engage any third party to provide services to the portion of the Fund’s portfolio as delegated to Deerpath by the Subadviser without the express written consent of the Subadviser and the Manager (such consent not be unreasonably withheld or delayed); provided Deerpath may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement and in conformity with the stated investment strategies and restrictions in the Fund’s prospectus without any prior approval from the Subadviser or the Manager. These may include, without limitation, brokerage agreements, clearing agreements, account documents, futures and options agreements, swap agreements and other investment related agreements. To the extent that Deerpath engages a third-party service provider, Deerpath assumes all responsibility for any action or inaction of the service provider as it relates to the Fund’s portfolio as delegated to Deerpath by the Subadviser.

6.
Furnishing of Services. Deerpath shall furnish all necessary services, facilities and personnel, in connection with Deerpath’s responsibilities under this Agreement, and bear all expenses in connection therewith, except as otherwise agreed upon between the Manager, the Subadviser and Deerpath.

7. Liability. (a) Notwithstanding anything set forth in this Agreement to the contrary, Deerpath assumes no responsibility under this Agreement other than to render the services called for hereunder. To the extent permitted by law, neither Deerpath nor its affiliates nor any of their respective equity holders, managers, directors, officers, partners, employees, advisors or agents (each, a Deerpath Designated Person) shall be liable to the Subadviser, Manager, the

Fund or any Fund investor for any expenses, losses, damages, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys’ and accountants’ fees and expenses) (each, a Loss) or for any decrease in the value of the Fund’s investments arising out of or resulting from acts or omissions of any Deerpath Designated Person in the performance of Deerpath’s duties under this Agreement, except by reason of (i) acts or omissions constituting criminal conduct, fraud, negligence or willful misconduct in respect of the obligations of Deerpath hereunder or (ii) any material breach by Deerpath of the covenants and agreements of Deerpath contained in this Agreement or (iii) any Losses attributable to any untrue statement or alleged untrue statement of a material fact contained in any Fund Document or the omission or alleged omission of a material fact necessary to make the statements in any Fund Document, in the light of the circumstances under which they were made, not misleading, in each case as provided by Deerpath or the applicable Deerpath Designated Person.

(b) The Subadviser shall indemnify each Deerpath Designated Person from and against any and all Losses imposed on, sustained, incurred or suffered by such Deerpath Designated Person to the extent resulting from, arising out of or resulting from (whether or not arising from a third party claim), (i) acts or omissions of any Deerpath Designated Person on behalf of the Subadviser, Manager or Fund in accordance with the terms of this Agreement, to the extent taken in good faith and in the absence of criminal conduct, fraud, willful misconduct, or negligence, (ii) acts or omissions of any of the Subadviser, Manager or Fund or any of their respective directors, officers, partners, employees, affiliates or agents constituting criminal conduct, fraud, willful misconduct, or negligence in respect of the obligations of the Subadviser hereunder or the Subadviser, Manager or Fund under the Subadvisory Agreement or Management Agreement, in each case, as finally adjudicated in a non-appealable decision in a court of competent jurisdiction or (iii) any material breach by the Subadviser of the covenants and agreements of the Subadviser contained in this Agreement or of the Subadviser, Manager or Fund in the Subadvisory Agreement or Management Agreement, in each case, as finally adjudicated in a non-appealable decision in a court of competent jurisdiction.

(c) Deerpath shall indemnify each of the Subadviser, its affiliates and any of their respective equity holders, managers, directors, officers, partners, employees, advisors or agents (each, a “Subadviser Designated Person”) , for any and all Losses, imposed on, sustained, incurred or suffered by such Subadviser Designated Person to the extent resulting from, arising out of or resulting from (whether or not arising from a third party claim) (i) acts or omissions of any Deerpath or any of its directors, officers, partners, employees, affiliates or agents constituting criminal conduct, fraud, negligence or willful misconduct in respect of its obligations hereunder, in each case, as finally adjudicated in a non-appealable decision in a court of competent jurisdiction or (ii) any material breach by Deerpath of the covenants and agreements of Deerpath contained in this Agreement as finally adjudicated in a non-appealable decision in a court of competent jurisdiction.

8. Term and Termination. (a) Unless earlier terminated as provided in Section 8(b), this Agreement shall continue in effect for a period of two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

(b) This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Subadviser or Deerpath at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Subadvisory Agreement. Deerpath agrees that it will promptly notify the Fund and the Manager of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of Deerpath.

(c) Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered by electronic mail and mailed by registered mail, postage prepaid, (1) to the Manager and/or Fund at 655 Broad Street, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Subadviser c/o PGIM Private Capital at 655 Broad Street, Newark, NJ 07102-4077, Attention: Chief Legal Officer; and (3) to Deerpath at 500 E. Broward Blvd., Suite 2300, Fort Lauderdale, FL 33394, Attention: James Kirby (jkirby@deerpathcapital.com), Anish Bahl (abahl@deerpathcapital.com) and Derek Dubois (ddubois@deerpathcapital.com).

9. No Exclusivity. Nothing in this Agreement shall limit or restrict the right of Deerpath’s directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict Deerpath’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. The investment advisory services provided by Deerpath hereunder are not to be deemed exclusive, and Deerpath shall be free to render similar services to others. Conversely, Deerpath and the Subadviser understand and agree that if the Subadviser manages the Fund in a “manager of managers” style, the Subadviser will, among other things, (i) continually evaluate the performance of Deerpath through quantitative and qualitative analysis and consultations with Deerpath, (ii) periodically make recommendations to the Fund’s Board as to whether the contract with one or more subadvisors should be renewed, modified, or terminated, and (iii) periodically report to the Fund’s Board regarding the results of its evaluation and monitoring functions. Deerpath recognizes that its services may be terminated or modified pursuant to this process, subject to the provisions of Section 8(b) and Section 10.

10. Amendments. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

11. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by the laws of the State of New York without reference to its conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law); provided that nothing herein shall be construed in a manner that is inconsistent with the Advisers Act to the extent the Advisers Act is applicable. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12. 1940 Act Controls. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations adopted under the 1940 Act, or orders or other published guidance of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order or other published guidance of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order or other published guidance.

13. Indulgences Not Waivers. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

14. Third Party Beneficiary. Except as provided in Section 7 with respect to the Deerpath Designated Persons and Subadviser Designated Persons, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15. Counterparts; Electronic Signatures. This Agreement may be executed by facsimile or .pdf signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. This Agreement may be executed and delivered by electronic signatures and the electronic signatures appearing on this Agreement is the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

16. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

17. Survival. The provisions of Sections 7, 8 and 11 – 17 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PGIM, INC. on behalf of PGIM Private Capital
By:	/s/ Matthew Harvey
Name:	Matthew Harvey
Title:	Executive Managing Director

DEERPATH CAPITAL MANAGEMENT, LP
By:	/s/ Anish Bahl
Name:	Anish Bahl
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED

AND AGREED:

PGIM INVESTMENTS LLC
By:	/s/ Scott Benjamin
Name:	Scott E. Benjamin
Title:	Executive Vice President